LEASE AGREEMENT

     This LEASE, is made July 26, 1999 by and between 100 PAINTERS MILL, LLC, ("Landlord"), a Maryland limited liability company and SALES ONLINE DIRECT, INC. ("Tenant"); a Maryland corporation.

                                   WITNESSETH:

     That in consideration of the mutual promises herein contained, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the space within the building (the "Building") located at 100 Painters Mill Road, Owings Mills, Maryland 21117 and known as Suite 400 containing an agreed upon amount of 4,088 rentable square feet, said space being shaded on Exhibit "A" attached hereto (the "Premises") for the term of five (5) years (the "Term") beginning on the Lease Commencement Date as hereinafter defined.

     The Rent Commencement Date, whenever used herein, shall be the earlier to occur of the following: (a) the date when the Premises are ready for occupancy; or (b) the date when Tenant shall take possession of or occupy the Premises. The Premises shall be deemed ready for occupancy when the work to be done by Landlord pursuant to Exhibit B attached hereto is substantially completed or would have been except for delay due to Tenant as such date is determined by Landlord in good faith. The Lease Commencement Date, whenever used herein, shall be the Rent Commencement Date if said date is the first of a month, and, if said date is not the first of a month, the next succeeding first of the month.

          1.  Rent:

              The annual base rental ("Base Rent") for the first year of the Term shall be Eighty-Nine Thousand Nine Hundred Thirty-Six Dollars and Four Cents ($89,936.04), which Tenant shall pay in advance in equal monthly installments of Seven Thousand Four Hundred Ninety-Four Dollars and Sixty-Seven Cents ($7,494.67), the first installment of which (to be pro rated on a per day basis if the Rent Commencement Date is other than the first day of a calendar month) is due and payable on the Rent Commencement Date, with subsequent installments due and payable on the first day of each calendar month thereafter until the Base Rent provided for is paid. In the event the Rent Commencement Date is not the first day of a calendar month, Tenant shall pay, in addition to all other sums specified, ($241.76) for each day from the Rent Commencement Date to the first day of the next calendar month which is the Lease Commencement Date. Tenant shall pay, concurrently with the signing hereof, the sum of Seven Thousand Four Hundred Ninety-Four Dollars and Sixty-Seven Cents ($7,494.67), which shall be credited to the first month's rent under this Lease.

              The Base Rent in each subsequent year of this Lease shall be as follows:

    Year        Annual Rent                Monthly Rent
    ----        -----------                ------------
    2            $89,936.04                 $ 7,494.67
    3            $89,936.04                 $ 7,494.67
    4            $91,980.00                 $ 7,665.00
    5            $94,024.00                 $ 7,835.33

          2.      Payment, Late Charge, Time of Essence:

                  Tenant shall pay the rent as herein provided without deduction or set off whatsoever, and without any obligation on the Landlord to make demand for it. To any installment of rent accruing hereunder and any other sum payable hereunder, if not paid within five (5) days of when due, shall be added a late charge of five (5%) percent of the amount overdue for each month the payment is late. Time is of the essence in this Lease. Payments shall be made to Landlord at the address set forth herein on the notice address.

          3.      Pass-Throughs:

                  A.   Real Estate Taxes:

                    Commencing after the end of the tax/fiscal year in which the Commencement Date falls (or the first year the "Building" is assessed as a completed shell, whichever is later), Tenant shall pay to Landlord in each year of the Term Tenant's proportionate share (the "Tenant's Proportionate Share") of the amount, if any, by which the Real Estate Taxes (defined below) applicable to the Property in each such year exceeds the Base Real Estate Taxes (defined below). For these purposes, Tenant's Proportionate Share shall be 3.67%, which is the percentage reached by dividing the number of rentable square feet of the Premises by 111,316 which is the total number of rentable square feet in the Building. The term "Real Estate Taxes" shall mean any and all real property taxes, assessments, sewer rates, ad valorem charges, rents and charges, front foot benefit charges, all other governmental impositions in the nature of any of the foregoing, and all costs and expenses (including reasonable attorneys' fees and costs of court or other proceedings) incurred in contesting any property tax assessment or any other such governmental impositions with respect to the Property. The "Base Real Estate Taxes" shall be the Real Estate Taxes imposed in connection with the Property and applicable during the tax/fiscal year in which the Commencement Date occurs. Tenant shall not be entitled to any credit or rebate in the event Real Estate Taxes during any one year in the Term are lower than the Base Real Estate Taxes. Notwithstanding anything herein to the contrary, in calculating the Tenant's Proportionate Share for any year, Landlord shall have the right to include in "Real Estate Taxes" all of the same taxes and assessments that are imposed on other real property which is adjacent to the Property or part of the same complex, provided that for such calculations the denominator used in determining the Tenant's Proportionate Share shall also include the rentable square footage of all buildings on such adjacent property.

                  B.   Operating Expenses:

                    Commencing after the calendar year 2000, Tenant shall pay to Landlord in each year of the Term Tenant's Proportionate Share of the amount by which the Operating Expenses (defined below) for such year exceed the Base Operating Expenses (defined below). For these Purposes, Tenant's Proportionate share Shall be 3.67%, which is the percentage reached by dividing the number of rentable square feet of the Premises by 111,316, which is the total number of rentable square feet in the Building. " Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature incurred in connection with the ownership, management maintenance, repair and operation of the Property, including but not limited to the following: (1) cost of wages and salaries of all employees engaged in the operation and maintenance of the Building and surrounding grounds and common area, including but not limited to payroll taxes, insurance and benefits; (2) cost of all supplies and materials used in the operation, maintenance and repair of the Building and all other portions of the Property; (3) cost of all utilities (including surcharges), including but not limited to water , sewer, electricity and gas for both the rentable space and the common areas of the Building; (4) costs incurred under all maintenance and service agreements for the Building, including but not limited to access control, energy management services, window cleaning, elevator maintenance, janitorial service and landscaping; (5) cost of insurance relating to the Property, including but not limited to the cost of casualty and liability insurance; (6) cost of repairs and general maintenance to the Building and the
Property; (7) property management fees and expenses including, without limitation, computer expenses; (8) cost of audit and accounting services; (9) the costs of any repairs, replacements or capital improvements required or made necessary by law or changes in law; (10) cost of any capital improvements made to the Building that, in Landlord's reasonable judgment, will reduce other operating expenses or increase energy efficiency, provided such costs are amortized in accordance with generally accepted accounting principles ("GAAP")" at such rates as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, or if no such funds were borrowed, at such reasonable rates as are not in conflict with GAAP, (11) cost of any licenses or permits required by any public authority, (12) snow removal from the common areas of the Property, and (13) all costs, charges and expenses incurred by Landlord in connection with any charge of any company providing electric, telephone or gas services to the Building or the Property including, without limitation, maintenance, repairs, installation and service costs associated therewith. The "Base Operating Expenses" shall be the Operating Expenses applicable during the calendar year in which the Commencement Date occurs. Tenant shall not be entitled to any credit or rebate in the event Operating Expenses in any one year during the Term are lower than the Base
Operating Expenses. Notwithstanding anything herein to the contrary, in calculating the Tenant's Proportionate Share for any year, Landlord shall have the right to include in "Operating Expenses" all of the same operating expenses as are described above that are incurred in connection with other real property which is adjacent to the Property or part of the same complex, provided that for such calculations the denominator used in determining the Tenant'

                  C.   When Due and Payable

                    (1) All rental and other monetary obligations of Tenant set forth in the forgoing provisions and elsewhere in this Lease (whether or not characterized as rent), except for Base Rent, shall be referred to hereinafter as "Additional Rent". All Base Rent and Additional Rent are sometimes hereinafter together referred to as "Rent".

                    (2) The Base Rent for each year (or part thereof) during the Term shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first day of each calendar month during the Term, provided that the installment of Rent for the first full calendar month of the Term shall be due upon execution of this Lease. All payments shall be sent to the notice address shown in this Lease, or to such other address as Landlord may designate in writing.

                    (3) Tenant shall pay all Additional Rent within thirty (30) days after being billed therefor by Landlord. However, Landlord may, at its discretion, (a) make from time to time during the Term a reasonable estimate of the Additional Rent which may become due for any year , (b) require the Tenant to pay to the Landlord such Additional Rent in equal monthly installments at the time and in the manner that the Tenant is required hereunder to pay monthly installments of Base Rent, and (c) at the Landlord's reasonable discretion, increase or decrease from time to time during such year the amount initially estimated for such year, all by giving the Tenant written notice thereof. In such event, Landlord shall cause the actual amount of such Additional Rent to be calculated, and Tenant or Landlord shall within thirty (30) days pay to the other the amount of any deficiency or overpayment, whichever the case may be.

                    (4) Landlord shall have the right to apply any payment of Rent by Tenant to any amounts outstanding, in any order, in Landlord's sole discretion. Acceptance by Landlord of any partial payment of Rent shall not be deemed a waiver or satisfaction of the Tenant's obligation to pay al remaining amounts of Rent hereunder, which amounts shall remain due in their entirety according to the terms of this Lease.

                  D.   Proration:

                    All items of Rent shall be prorated, based on actual days elapsed, for any month during the Term which is not a full calendar month or in which two different rental rates are applicable. Appropriate prorations shall also be made in determining the Tenant's proportionate share of increases in Real Estate Taxes to the extent the tax/fiscal year is not a calendar year. If only part of any calendar year falls within the Term, the amount computed as Additional Rent for such calendar year under the foregoing provisions of this section shall be appropriately prorated, but the expiration of the Term before the end of a calendar year shall not limit the Tenant's obligation hereunder to pay the prorated portion of Additional Rent applicable to that portion of such calendar year falling within the Term.

          4.      Care of Premises:

                  A.   Ordinary Services:

                    During the hours of 8:00 AM to 6:00 PM Monday through Friday and 8:00 AM to 1:00 PM on Saturdays (except federal holidays) in the appropriate seasons of the year, Landlord shall provide heating and air-conditioning to the Premises for the comfortable use and occupancy of the Premises. In addition, Landlord shall provide (a) electricity, gas and water suitable for the use of the Premises in accordance with the provisions of Section 6 herein, (b) automatic elevator service within the Building and (c) janitorial service and trash removal service (Monday-Friday only). All such services shall be included in the Operating Expenses of the Building. B. Extraordinary Services: Landlord shall not be obligated to provide to or for the benefit of the Premises any of the services referred to in the provisions of Section 4.A above other than during the hours referred to therein. If Tenant requests such services to be continued during extended hours, Tenant shall pay to the Landlord as Additional Rent the amount for time to time charged by Landlord for such extended service, such amount to be calculated by Landlord based upon the costs incurred or to be incurred by Landlord to provide such services during extended hours and the number of tenants sharing such services at the time requested. C. Excessive Use. Tenant shall not, without first obtaining Landlord's written consent thereto, install within the Premises any electrical machinery, appliances or equipment (including, by way of example rather than of limitation, any electrical heating, cooking, water-heating or refrigeration equipment, kitchen equipment, photocopying equipment, electronic data processing machinery, reproduction equipment or punch-card machinery) which uses electrical current in excess of that which is standard for the Building, and Tenant shall pay as Additional Rent the additional expense incurred by the Landlord as a result of any of the foregoing, including that resulting from any installation of such equipment. In the event Landlord determines Tenant is consuming a disproportionate amount of electricity or other utilities in proportion to other tenants, and regardless of whether such determination is reached by surveys, submetering, or other methods, Landlord may, at its option, either (a) install at Tenant's expense a submeter gauging consumption of the respective utility at the Premises, in which case Tenant shall arrange to pay the cost of such utility consumption directly to the supplier, or (b) require that Tenant pay Landlord monthly, as Additional Rent, the cost of such additional electricity or other utilities, which cost shall be estimated on a monthly basis by the Landlord using its reasonable discretion. Notwithstanding the above, Landlord agrees that 30+/- personal computers will not be considered as excessive use. D. Maintenance by Tenant: Tenant shall at all times maintain the interior of the Premises in good, clean, and safe repair and condition, ordinary wear and tear, damage by fire and other casualty excepted.

                  E.   Maintenance by Landlord:

                    Landlord shall furnish, supply and maintain in good order and repair (a) the roof and other structural portions of the exterior of the Building, (b) all hallways, stairways, lobbies, elevators, heating and air-conditioning facilities and restroom facilities within the Building, (c) all standard interior light fixtures and bulbs, including that within the Premises, and (d) all other common areas of the Property.

                  F.   Interruption:

                    Landlord shall have no liability to Tenant on account of any failure, modification or interruption of electricity, water or other utility or HVAC or other service, but, in the event of interruption, Landlord shall take reasonable steps to provide for the resumption of such service to the extent the same is within Landlord's control. There shall be no allowance to Tenant for any diminution of rental value of the Premises; and

                    Landlord shall be under no liability to Tenant for any discontinuance of heat, air conditioning, and hot water unless directly due to Landlord's negligence and not covered by insurance carried or otherwise required to be carried by Tenant under this Lease. Landlord shall not be liable for any loss or damage to the Tenant caused by rain, snow, water or storms that may leak into or flow from any part of the premises through any defects in the roof or plumbing or from any other source unless directly due to Landlord's negligence and not covered by insurance carried or otherwise required to be carried by Tenant under this Lease.

                    There shall be no allowance to Tenant for any diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the making by Landlord, Tenant or others of any repairs in or to the Building or the Premises, or in or to the fixtures, appurtenances or equipment thereof.

          5.      Utilities:

                    Landlord shall, at its own cost and expense, pay all charges when due for water gas, electricity, heat, sewer rentals or charges and any other utility charges incurred in the use of the Premises. At Landlords' option, Landlord may, at Landlord's cost and expense, install separate water sub-meters and HVAC after hours monitoring meters for each Tenant. Landlord shall have the right at anytime and from time to time during the Term to contract for electric, gas and telephone service from any company providing said services.

          6.      Use and Occupancy:

                    The Premises shall be used by Tenant only for the purpose of general corporate offices and for no other purpose without Landlord's prior written consent. Tenant shall comply with all applicable laws and other legal or governmental requirements in connection with its use and occupancy of the Premises; and Tenant shall not use the Premises for any unlawful purpose; nor shall Tenant conduct or permit to be conducted on the Premises any activity in violation of any law of the City and/or County in which the Premises are located or State or Federal law, ordinance or regulation.

          7.      Permitted Name:

                    Tenant shall conduct business on the Premises only in the name of Tenant and under no other name or trade name unless and until the use of some other name is first approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. No change in name shall constitute an assignment of the obligations of Tenant hereunder.

          8.      Access by Landlord:

                    Landlord shall retain duplicate keys to all of the doors of the Premises, and Landlord or its agents shall have access to the Premises at all reasonable hours in order to inspect same, to clean or to make necessary repairs, additions or changes to the services in the Building or tenant improvements within the Premises or the Building with reasonable prior notice to Tenant unless a bona fide emergency situation exists, at which time no prior notice is required. Landlord shall have the right to show the Premises to prospective tenants at any time during the final six (6) months of the Term or any extension or renewal thereof, providing it provides Tenant with reasonable prior notice and it does not unduly interfere with Tenant's use of the Premises.

          9.      Subordination:

                    This Lease shall be subject to and subordinate at all times to the lien of any mortgage and/or deed of trust now or hereafter entered into by Landlord and affecting the Property and to all advances made or hereafter to be made thereunder; and to any extensions, modifications, or amendments thereof. This subordination provision shall be self-operative and no further instrument of subordination shall be required. If the secured party under any such mortgage or deed of trust or any other person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, Tenant shall, upon request, attorn to such successor-in-interest upon not less than five (5) days' prior notice. Tenant shall execute any instruments, in form of substance acceptable to such secured party or purchaser of the Property, confirming the subordination of this Lease and the attornment obligation of Tenant hereunder. Landlord will provide Tenant with a Subordination, Attornment and Non-Disturbance Agreement on the form attached hereto as Exhibit C.

          10.     Assignment or Subletting:

                    Tenant shall not assign, mortgage or encumber this Lease, nor sublet the Premises or any part thereof without Landlord's prior written consent which consent shall not be unreasonably withheld. Any consent by Landlord to any assignment or sublet shall not be deemed as a waiver of Landlord's right to consent to any future assignment or sublet. In the event of the insolvency or bankruptcy of Tenant, this Lease shall, at the option of Landlord, terminate forthwith, and this Lease shall not, by operation of law or otherwise, be considered a part of Tenant's estate.

          11.     Alterations:

                    Tenant shall not make or permit any alterations, additions or improvements to the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, and all additions and improvements made by Tenant, except only moveable office furniture and equipment, shall become the property of the Landlord at the termination of this Lease or the vacating of Premises. Landlord, in its sole discretion, can prohibit Tenant or its agent from making any penetrations of the floor or ceiling concrete slabs. At Landlord's request, at the end of the Term or renewal term if applicable, Tenant shall restore any changes in the Premises which are inconsistent with the standard features of the Building or which were otherwise made without the written consent of Landlord.

          12.     Increased Fire Insurance Rate:

                    Tenant shall not do, permit to be done or keep or permit to be kept anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, including but not limited to public liability or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything is done, omitted to be done or allowed to be done by Tenant or kept or allowed by Tenant to be kept in, upon or about the Premises that shall cause the rate of fire or other insurance on the Premises or other property of Landlord in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Premises for use for the purposes permitted under this Lease, Tenant shall pay the amount of such increase promptly upon Landlord's demand as Additional Rent. Landlord represents that the use as set forth in Section 6 hereof does not violate Landlord's insurance policy.

          13.     Common Facilities:

                    Landlord hereby grants to the Tenant a non-exclusive license to use (a) all elevators, stairways, lobbies, hallways and other common areas of the Building, and (b) all portions of the grounds on which the Building is located which are manifestly designed and intended for common use by the occupants of the Building, all for pedestrian ingress and egress to and from the, Premises. Such license shall be exercised in common with the Landlord and other tenants and their respective employees and invitees and in accordance with the Rules and Regulations promulgated from time to time pursuant to the provisions of Section 19 herein. The common areas and facilities which may be furnished by Landlord in or near the Building for any or all of the common general common use of tenants, their officers, agents, employees and customers, including, without limitation, all parking areas, access roads, employee parking areas, driveways, loading docks and areas, delivery passages, sidewalks, malls, courts and ramps, landscaped and planted area, retaining walls, stairways, bus stops, lighting facilities, comfort stations, elevators and other areas and improvements, shall at all times be subject to the exclusive control and management of Landlord. Landlord reserves the right, in its sole discretion, to change, rearrange, alter, modify, reduce or supplement any or all of the common areas or facilities and to make alterations or additions to and to build additional levels on or to the Building so long as Tenant's reasonable access to and use of the Premises is not materially adversely affected.

          14.     Signs:

                    Tenant shall not display any sign, picture, advertisement, awning, merchandise, or notice on the outside or roof of the Building or on the exterior of the Premises unless approved by the Landlord in writing. Tenant shall be entitled to an identification sign at the entrance to the Premises and on the lobby directories which sign shall be in conformity, as to size, style and location, with the standard signage scheme established by Landlord for the Building. Tenant shall, within a reasonable time, submit to Landlord for Landlord's approval, the requested words for said sign. Tenant shall have no right to change the style or size of the sign or lettering thereon, if same conform with the standard scheme for the Building, but Tenant may change or correct the spelling of the names to be displayed thereon. Tenant's log may go on door plaque outside suite in accordance with building standard signage regulations.

          15.     Display:

                    Tenant shall not display any merchandise, place vending machines or show cases or other obstructions on the outside of the Building, or the Premises, or in any lobby or passageway adjoining the same.

          16.     Damage to Premises:

                    If the Premises are partially damaged by fire or other casualty, Landlord shall make repairs as promptly as commercially feasible. If the damage renders the Premises wholly unfit for occupancy, the Rent shall abate until the Premises are repaired by Landlord or Landlord elects to terminate this Lease. In the event of total or substantial destruction of the Building, or if in the judgment of the Landlord the damage to the Demised Premises cannot be repaired within one hundred twenty (120) days, after the date of the Damage or the proceeds of insurance are not sufficient or are not made available to Landlord by its mortgagee to repair the Premises to their former condition, and if Landlord shall decide not to restore or repair the same, or shall decide to demolish the Building, then Landlord or Tenant may, within sixty (60) days after such fire or other casualty, by notification to the other party, terminate this Lease. In the event the Premises are only partially damaged and fit for occupancy, Tenant shall continue to pay Rent, which Rent shall be adjusted proportionately based upon the area of the Premises which can continue to be occupied and used by Tenant. In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of fire or other accidental casualty.

          17.     Waiver or Breach:

                    No waiver of any breach of the covenants, provisions or conditions contained in this Lease shall be construed as a waiver of the covenant itself or any subsequent breach itself. If any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

          18.     Rules and Regulations:

                    Tenant shall comply with all rules and regulations ("Rules of Regulations") of the Building which Rules and Regulations are attached hereto as Exhibit "C" and are hereby made a part of this Lease. Any material violation of the Rules and Regulations shall be a default under this Lease subject to
Section 26 hereof. Landlord shall have the right to make additions and amendments to the Rules and Regulations, which shall be as binding on Tenant as if set forth herein, provided such additions and amendments do not materially and adversely affect the Tenant's use of the Premises, are not inconsistent with the terms of this Lease, Tenant receives written notification of such changes, and the Rules and Regulations are uniformly applied to all tenants of the Building.

          19.     Insurance:

                    (a) Tenant shall procure and maintain in force public liability and property damage insurance (including insurance against assumed or contractual liability under this Lease) in a company or companies acceptable to Landlord for the Premises and the business of Tenant conducted at the Premises which policies shall be written to protect the Tenant and Landlord in the amount of One Million Dollars ($1,000,000) combined single limit per occurrence with at least an aggregate of Two Million Dollars ($2,000,000) excess coverage and with coverage in the amount of not less than Fifty Thousand Dollars ($50,000) property damage or destruction. Tenant shall also procure and maintain in force all risk property damage insurance with respect to any property of Tenant installed in or kept upon the Premises. Tenant shall furnish to Landlord certificates of the issuance and maintenance of such policies of insurance, all of which shall name Landlord as on additional insured and shall be paid for by the Tenant.

                    (b) Landlord and Tenant shall cause the insurance policy carried by each such party insuring the Premises and/or its fixtures and contents against loss by fire or other casualties to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policies. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) for loss or damage caused by fire or any other risk included in the coverage of the standard all risk fire and extended available coverage insurance in Maryland (provided that such insurance was obtainable with waiver of subrogation in advance of loss at the time of such loss or damage), notwithstanding that such loss or damage is caused by or occurs through or as result of any acts or omissions (negligent or otherwise) of a party hereto, or its agents, servants or employees or any other cause which would result in liability under this Lease or by operation of law. If the release of either Landlord or Tenant, as set forth in the second sentence of this Paragraph, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed secondary to the liability of the other party's insurer.

          20.     Indemnity:

                  Tenant shall defend, indemnify and save harmless Landlord from and against any and all claims, actions, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) in connection with loss of life, personal injury and/or damage to property (including environmental and hazardous waste damages) arising from or out of any occurrence in, upon or at the Premises, the Building and/or the Property or the occupancy or use by Tenant of the Premises, the Building and/or the Property or any part hereof, or occasioned wholly or in part, by any act or omission or negligence of Tenant, its agents, contractors, employees, servants, lessees or invitees or the failure of Tenant, its agents, contractors, employees, or servants to perform or observe any provision of this Lease. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred by Landlord in connection with such litigation.

                  Landlord shall defend, indemnify and save harmless Tenant from and against any and all claims, actions, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and cost of litigation) in connection with loss of life, personal injury and/or damage to property (including environmental and hazardous waste damages) part hereof, or occasioned wholly in part, by any act or omission of Landlord, its agents, contractors, or employees or servants. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred by Tenant in connection with such litigation.

          21.     Condemnation:

                   In the event the whole or any part of the Premises shall be taken under the power of eminent domain, or sold under threat thereof, or taken in any manner for public use, the Landlord, at its option, may terminate this Lease, which Lease shall then terminate on the effective date of the condemnation or sale. The compensation awarded or paid for such taking, both as to Landlord's reversionary interest and Tenant's interest under this Lease, is hereby assigned by Tenant to Landlord and shall belong to and be the sole property of Landlord. Tenant shall have no claim against the Landlord or be entitled to any award or damages other than an abatement of the Rent beyond the period of termination date of this Lease and any compensation paid by the condemning authority directly to Tenant for moving expenses and/or cost of removal of stock and/or trade fixtures, if allowable by the condemning authority.

          22.     Additional Rent and Attorney's Fees:

                   Whenever, under the terms of this Lease, any sum of money is required to be paid by Tenant in addition to the Rent herein reserved, whether or not such sum is herein designated as "Additional Rent", or provision is made for the collection of such sum as "Additional Rent", said sum shall, nevertheless, at Landlord's option, if not paid when due, be deemed Additional Rent, and shall be collectable as such. In the event of employment of an attorney by Landlord because of the default or failure to perform by Tenant of any term or provision of this Lease, Tenant shall pay Landlord upon demand all reasonable attorney's fees incurred by Landlord in connection therewith.

          23.     Covenant to Surrender:

                  This Lease and the tenancy hereby created shall cease and terminate at the end of the original Term hereof, without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives any notice of termination or to surrender the Premises and Tenant agrees that Landlord shall be entitled to the benefit of all laws respecting summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice was given, provided, however, that this Lease and the tenancy hereby created shall not so cease and terminate at the end of the original Term if Tenant shall have been granted an option or options to renew and shall have exercised said option or options in accordance with the terms thereof and shall be entitled to remain in possession under said option and/or options. In said event, this Lease and the tenancy hereby created shall cease and terminate at the end of the last option period exercised under the terms of this Lease without the necessity of any notice of termination or to surrender from either Landlord or Tenant, and Tenant hereby waives notice of termination and to surrender and agrees that Landlord shall be entitled to the benefit of all laws respecting summary recovery of possession of premises from the tenant holding over to the same extent as if statutory notice were given. If Tenant shall occupy the Premises after such expiration or termination, Tenant shall, at the sole option of Landlord, hold the Premises as a tenant from month to month, subject to all the other terms and conditions of this Lease, at an amount equal to one and one half (1 1/2)times the highest monthly Base Rent reserved in this Lease.

          24.     Quite Enjoyment:

                  Landlord covenants that, upon the payment of the Rent herein provided, and the performance by Tenant of all covenants herein, Tenant shall have and hold the Premises, free from any interference from the Landlord, subject to the terms and conditions hereof and except as otherwise provided for herein.

          25.     Tenant Default:

                    (a) Upon any default by Tenant in payment of Rent to Landlord as provided in this Lease and such default continues for more than five
(5) days after written notice thereof is provided to Tenant, or if the Premises shall be abandoned, Landlord shall have the right to enter the Premises and distrain for any amount of Rent that may be due under this Lease, either by force or otherwise, without being liable to any prosecution therefor, and to apply any proceeds to the payment of the Rent due or to be due, Tenant remaining liable for any deficiency.

                    (b) Upon any default by Tenant of any provision or covenant of this Lease other than the payment of Rent, the Landlord shall have the right, after not less than thirty (30) days prior written notice to the Tenant, to cure such default on behalf of Tenant, at the risk and expense of Tenant, and to render a bill for the cost thereof to Tenant, which shall be payable as Rent. Upon failure of the Tenant to pay such bill within ten (10) days after sending such bill to Tenant at the Premises, Landlord shall have the same rights and remedies against Tenant (and the Premises) as it has in the event of nonpayment of Rent.

                    (c) After (i) the default by Tenant in the payment of Rent and the applicable notice to Tenant provided for herein, or (ii) the default by Tenant of any of the other covenants or provisions on the part of Tenant to be performed this Lease and the applicable notice to Tenant provided for herein, then Landlord shall have the right, with or without terminating this Lease, to re-enter and take possession of the Premises without formal notice if the default has not been corrected within said applicable time period (provided that if Tenant has commenced to cure any defaults (other than the failure to pay
Rent) within said applicable time period and thereafter proceeds, with due diligence to complete same, it shall not constitute a default), and it is further agreed that, notwithstanding such reentry, Tenant shall remain liable for all Rent and other damages and losses as of the date of re -entry, and shall further be liable, at the option of the Landlord, for the amount of Rent reserved under the Lease for the balance of the term, less any amount of rent received by the Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper, all of which shall be at the risk and expense of the Tenant. In addition, Landlord, at its option, shall have the right to repossess the Premises and terminate this Lease.

                    (d)  In  the  event  Landlord  terminates  this  Lease,  the
Landlord may, without further notice, re-enter the Leased Premises and dispossess Tenant, or other occupants of the Premises, and remove their effects and hold the Premises as if this Lease has not been made. Landlord shall also be entitled to the benefit of all provisions of law respecting the summary eviction of tenants in default or tenants holding over, or respecting proceeding in forcible entry and detainer in the County in which the Premises are located, or that may hereafter be enacted.

                    (e) Any remedy of Landlord stated in this Lease shall be in addition to any and all other remedies which Landlord may be entitled by statute or at Law or in equity. The exercise of any one or more of said rights or remedies by Landlord shall not be construed as a waiver of any other rights or remedies, it being understood that all of said rights and remedies shall be cumulative and may be exercised simultaneously.

                    (f) Upon a default by Tenant under this Lease which is not cured within the applicable time period after notice to Tenant of such default, Tenant hereby waives all statutory, legal and/or equitable rights to redeem the Premises or to redeem its interest under this Lease.

          26.     Notice:

                  All notices from Tenant to Landlord shall be sent by Registered or Certified Mail, Return Receipt Requested, Hand Delivery or nationally recognized overnight delivery service and addressed to Landlord at P.O. Box 548, l00 Painters Mill Road, Suite 900, Owings Mills, Maryland 21117. After the Commencement Date, all notices from Landlord to Tenant shall be sent by Registered or Certified Mail, Return Receipt Requested, Hand Delivery, or by nationally recognized overnight Delivery Service and addressed to Tenant at the Premises. Either party may from time to time, designate, in writing and in the manner herein provided, a substitute address, and thereafter all notices shall be sent to such substitute address.

          27.     INTENTIONALLY DELETED

          28.     Representations:

                  Landlord or Landlord's agents have made no representations or promises with respect to the Building or Premises except as herein expressly set forth.

          29.     Trial by Jury:

                  Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, and/or any remedy. Tenant shall not interpose any counterclaim in any action or proceeding by Landlord against Tenant arising out of or in connection with this Lease.

          30.     Parking:

                  During the Term of this Lease, employees and customers of Tenant will be entitled to the non-exclusive use, free of charge but in common with others, of the driveways, footways, and parking areas provided that such use shall be subject to such Rules and Regulations as Landlord may, from time to time, prescribe governing the same; and provided, further, that Landlord shall at all times have full and exclusive control, management and direction of said driveways, footways and parking areas. Landlord shall have the right to police the same; to restrict parking by Tenant, their agents and employees; to designate employee parking areas; to establish and enforce parking charges (by meters or otherwise) with appropriate provisions for free parking ticket validation by tenants; to close temporarily all or any portion of the parking areas or facilities as may be required for proper maintenance and/or repairs; to discourage non-customer parking; and to do and perform such other acts in and to such areas in the use of its business judgment, the Landlord shall determine to be advisable in order to improve or make more convenient use thereof by Tenant, its officers, agents, employees and customers. Landlord may, from time to time, change the location, layout and arrangement of the parking areas, driveways and footways and reduce the same by erecting therein store buildings and other structure or improvements of any kind.

          31.     Gender:

                    Reference to masculine, feminine or neuter shall include proper gender as the case may be. If more than one Tenant is named herein, the obligations of the person so named shall be joint and several.

          32.     Construction of Premises:

                  To the extent reasonably feasible, Landlord shall make available to Tenant the benefits of all warranties and guarantees obtained from contractors, subcontractors, suppliers and manufacturers in connection with the work performed by Landlord to the Premises and described on Exhibit "B" hereto.

          33.     Access by Tenant:

                    Prior to the Commencement Date and provided all insurance required under Paragraph 20 has been furnished to Landlord, Landlord shall allow the Tenant and their agents or employees to enter upon the Premises for the purpose of erecting fixtures and improvements not provided by the Landlord. Tenant and its agents or employees shall perform their work at such times and in a manner which will not interfere with the work being performed by Landlord. All work performed by Tenant or on its behalf shall be done in a good and workmanlike manner. The entry upon the Premises by Tenant or its agents or employees pursuant to this Paragraph shall not be deemed to be occupancy of the Premises for the purpose of Paragraph 1 hereof.

          34.     Estoppel Certificates:

                  Tenant agrees that at any time, and from time to time, upon not less than five (5) days prior notice by Landlord, it will execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by any third party not a party to this Lease.

          35.     Landlord's Liability:

                  Landlord is a Maryland limited liability company, and Tenant agrees that in the event of the entry of any judgment against Landlord, as it is now or may hereafter be constituted, arising out of or in connection with this Lease, neither Landlord, nor any member, principal, officer, or employee of Landlord, shall have any personal liability whatsoever therefor and Tenant shall look solely to Landlord's interest in the Property to satisfy or pay such judgment and Tenant shall have no right to recover against any member, principal, officer or employee of Landlord or against any of Landlord's other assets.

          36.     Relocation:  INTENTIONALLY DELETED

          37.     Possession:

                    The parties hereto anticipate that the Premises will be ready for occupancy on or about the first day of October, 1999. In the event the Premises are not ready for occupancy on the date stipulated, the Lease shall nevertheless continue in full force and effect and Tenant shall have no right to rescind, cancel or terminate the same, nor shall the Landlord be liable for damages, if any, sustained by Tenant's inability to obtain possession on such date, except that the Commencement Date shall be moved forward to the date on which possession is made available.

          38.     Landlord's Work

                  Landlord agrees, at its cost and expense, to do the following work within the Premises prior to the Commencement Date:

                   1. Build-out the Premises in accordance with the plans and workletter attached hereto as Exhibit B.

          39.     Environmental, Covenants:

                  A.   Prohibitions:

                  Tenant, its employees, licensees, invitees, agents and contractors shall not use, manufacture, release, store or dispose of on, under or about the Premises any explosives, flammable substances, radioactive materials, asbestos in any form, paint containing lead, materials containing urea formaldehyde, polychlorinated biphenyls, or any other hazardous, toxic or dangerous substances, wastes or materials, whether having such characteristics in fact or defined as such under federal, state or local laws or regulations and any amendments thereto (all such materials and substances being hereinafter referred to as "Hazardous Materials") provided that Tenant may store products which are of a type customarily found in offices (such as toner for copiers and the like) in a careful, safe and lawful manner and without contaminating the Premises, the Building, the Property or the environment.

                  B.   Inspection:

                  Landlord, in addition to its other rights under this Lease, may enter upon the Premises at any time for the purposes of inspecting to determine whether the Premises, the Building, the Property or the environment have become contaminated with Hazardous Materials. In the event Landlord discovers the existence of any such Hazardous Materials due to fault or other act of Tenant or its agents, employees, invitees or licensees, Tenant shall reimburse Landlord upon demand for the costs of such inspection, sampling and analysis.

                  C.   Indemnification:

                    Without limiting the above, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation attorneys' fees and the coats of any required or necessary repair, cleanup or detoxification, arising out of or in any way connected with the existence, use, manufacture, storage or disposal of Hazardous Materials by Tenant or its employees, agent, invitees, licensees or contractors on, under or about the Premises, the Building or the Property. The indemnity obligations of Tenant under this clause shall survive any termination of this Lease.

          40.     Broker Commissions:

                    Each party hereto hereby represents and warrants to the other that in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder, except for W.C. Pinkard & Co., Inc. d/b/a Colliers Pinkard (the "Broker"). Each party hereto shall indemnify the other against any inaccuracy in such party's representation. Landlord hereby agrees that it shall pay a commission to the Broker according to a separate agreement. The parties acknowledge and agree that the broker shall be a third party beneficiary of the foregoing covenants.

          41.     Option to Renew:

                  If Tenant shall not be in default in the payment of Rent or in material default in the performance of any of the other covenants, conditions and agreements of this Lease, Tenant shall have the right, at its election, to renew this Lease for a further term of five (5) years by signifying its intention to renew, in writing, to the Landlord no later than six (6) months preceding the termination date of the original Term of this Lease, time being of the essence. This renewal term shall be upon the same terms, covenants and conditions as are set forth herein for the original term, except that the annual Base Rent (as set forth in Paragraph 1 of this Lease) for the renewal term shall be as follows:

      Lease Year            Base Rent                  Monthly Rent
      ----------            ---------                  ------------

           6                $ 96,068.04                $ 8,005.62
           7                $ 98,112.00                $ 8,176.00
           8                $100,155.96                $ 8,346.33
           9                $102,200.04                $ 8,516.67
           10               $104,244.00                $ 8,687.00

          42.     Right of First Offer for Expansion:

                    Tenant shall have a right of first offer to lease the adjacent space located on the fourth (4th) floor of the Building and also shown on Exhibit A hereto (the "Expansion Space"), subject to the following terms:

                    A. Landlord shall notify Tenant with a written notice at the time all of such Expansion Space becomes available for lease. Such notice shall include (1) the Base Rent to apply to the Expansion Space, which Base Rent shall be at a per square foot rate which is equal to the greater of the market rate in effect for comparable space in the area of the Premises at the time or the rate of Base Rent which is then in effect under the Lease, (2) the date on which the Tenant may occupy such space, and (3) any other material terms upon which the Landlord is offering such space to the Tenant. In order to exercise this right of first offer, Tenant must give Landlord written notice of the exercise and acceptance of such terms in Landlord's notice within three (3) days after receiving the notice. The foregoing right of first offer shall not apply if a part, but not all, of the Expansion Space becomes available.

                    B. If Tenant timely accepts the Landlord's offer in accordance with A above, then Tenant's leasing of the Expansion Space shall be subject to and upon all other terms of this Lease for the remainder of the Term, except that Tenant's Proportionate Share of increases in Real Estate Taxes and Operating Expenses shall be increased proportionately to reflect the addition of the Expansion Space to the Premises.

                    C. Tenant shall lease the Expansion Space under the Lease (as so amended) as-is without warranty of condition for the period from the effective date of availability of such space set forth in Landlord's notice through the expiration of the Term of the Lease.

                    D. If Tenant fails to give notice accepting the Landlord's offer by the time required above, or if at the time Tenant accepts such offer or at the time Tenant's lease of the Expansion Space becomes effective Tenant is in default of any term of this Lease, or if this Lease is assigned by Tenant or the Premises are sublet in whole or in part, then Tenant's right of first offer provided in this section shall be automatically terminated and of no further force or effect, and Landlord shall have the right to lease the Expansion Space to any parties and upon any terms it deems acceptable.

          43.     Miscellaneous:

                    A. This Lease and the covenants, terms and conditions contained herein shall inure to the benefit of and be binding on Landlord, provided that if Landlord sells or otherwise transfers title to building or Real Property, Landlord shall be relieved of all covenants and obligations hereunder upon completion of such sale or transfer, and it shall be considered that the transferee has assumed and agreed to carry out all of the obligations of the Landlord hereunder. This Lease and the covenants, terms and conditions contained herein shall be binding on and inure to the benefit of the Tenant, its personal representatives, successors, and, except as otherwise provided in this Lease, its assigns.

                    B. If any provision of this Lease, or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each such remaining provision shall be valid and enforceable to the fullest extent permitted by law.

                    C. This Lease shall be enforced, governed by and construed in all respects in accordance with the laws of the State of Maryland, without regard to principles of conflicts of laws. This Lease shall become effective on and only on its execution and delivery by each party hereto.

                    D. Upon request from Landlord no more than once in a lease year, Tenant shall furnish to Landlord Tenant's most recent annual financial statement containing a balance sheet, profit and loss statement, and statement of charges in condition, prepared and certified by an independent certified public accountant or by Tenant's chief financial officer.

                    E. Submission of this Lease for examination does not constitute a reservation of or option for the Premises; and this Lease shall become effective only upon its execution and delivery by both Landlord and Tenant.

                    F. Tenant represents and warrants that it is a duly organized, it is qualified to do business in Maryland, it is in good standing under the laws of the state of its organization and the laws of Maryland, it has the power and authority to enter into this Lease, and that all action requisite to authorize Tenant to enter into this Lease has been duly taken.

                    G. This Lease, together with its exhibits, contains all agreements of Landlord and Tenant and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by Landlord and Tenant.

                    H. Time is of the essence with respect to the provisions of this Lease.

         IN WITNESS WHEREOF, the parties hereto, by the properly authorized persons have duly executed this Lease under seal the day and year first above written.

WITNESS:                           100  PAINTERS MILL, LLC

____________________________       BY:      /s/ Arthur H. Adler           (SEAL)
                                            ------------------------------------
                                   Arthur H. Adler

WITNESS:                           SALES ON LINE DIRECT, INC.


____________________________       BY:      /s/ Marc Stengal              (SEAL)
                                            ------------------------------------

                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS AGREEMENT, MADE THIS 31 day of December 1999 by and between 100 PAINTERS MILL, LLC and SALES ONLINE DIRECT, INC.;

         WHEREAS, the parties hereto are parties to a certain Lease Agreement dated July 26, 1999 for the premises described as 100 Painters Mill Road; suite 400; Owings Mills, MD 21117;

         WHEREAS, the actual Commencement Date and Occupancy Date in said Lease were not fixed therein or differs from as stated in said Lease; and

         NOW, THEREFORE, for good and valuable consideration to each in hand paid by the other, receipt whereof is hereby acknowledged, and for the promises and covenants contained herein and in said Lease, the parties hereto do covenant and agree as follows:

         (1) The Occupancy date for the premises under said Lease Agreement is November 1, 1999

         (2) The Rent Commencement Date for the premises under said Lease Agreement is January 1, 2000

         (3) The Lease term for the premises under said Lease Agreement shall run from January 1, 2000 to December 31, 2004

         (4) The "Term" shall be amended to be five (5) years and two (2) months beginning on the occupancy date

         (5) Provided Tenant is not in default under the terms of this Lease, Landlord shall abate base rent only for the first two (2) months

         Other than as set forth hereunder, there is no other change in the Lease and said Lease remains in full force and effect except as modified herein.

WITNESS:                                     100 PAINTERS MILL, LLC


/s/ Elena Roberts                       By: /s/ Arthur Adler
------------------------------          ---------------------------------------
                                             Arthur Adler


WITNESS:                                     SALES ONLINE DIRECT, INC.


/s/                                      By:  /s/ Marc Stengel
------------------------------          ---------------------------------------